As filed with the Securities and Exchange Commission on March 30, 1998
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                          NORTHWEST NATURAL GAS COMPANY
             (Exact name of registrant as specified in its charter)
                                   ----------

                  OREGON                                   93-0256722
         (State or other jurisdiction                      (IRS Employer
         of incorporation or organization)                 Identification No.)

         220 N.W. Second Avenue
         Portland,  Oregon                                     97209
         (Address of Principal                              (Zip Code)
         Executive Offices)

                                   ----------

                          NORTHWEST NATURAL GAS COMPANY
                            RETIREMENT K SAVINGS PLAN
                              (Full title of plan)

                                   ----------

                                    C. J. RUE
                                    Secretary
                          Northwest Natural Gas Company
                             200 N.W. Second Avenue
                             Portland, Oregon 97209
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (503) 226-4211

                                    Copy to:
                                 DENNIS LEYBOLD
                                 Stoel Rives LLP
                         900 SW Fifth Avenue, Suite 2300
                           Portland, Oregon 97204-1268

                                     CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------
                                           Maximum           Maximum              Amount
                          Amount           Offering          Aggregate            of Regis-
Title of Securities       to Be            Price Per         Offering             tration
to Be Registered          Registered       Share (1)         Price (1)            Fee
----------------          ----------       ---------         ---------            ---------
Common Stock              500,000 Shares   $27.53125          $13,765,625         $4,060.86
$3 1/6 par value
-------------------------------------------------------------------------------------------

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The calculation of the registration fee is based on $27.53125, which was the average of the high and low prices of the Common Stock on March 27, 1998 as reported in The Wall Street Journal for NASDAQ National Market Issues.


     This Registration Statement also relates to the registrant's Registration Statement on Form S-8, Registration No. 33-63585.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement relates to the registration of additional shares of the same class as other securities for which a Registration Statement on Form S-8 relating to the Retirement K Savings Plan is effective.

     The contents of the Registration Statement on Form S-8, Reg. No. 33-63585 of the registrant are hereby incorporated by reference.

     Exhibits referenced below have been filed as appropriate.


Item 8.   Exhibits.

          4.1 Restated Articles of Incorporation of the Company. Incorporated by reference to Exhibit 3a to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, File No. 0-994.

          4.2 Bylaws of the Company. Incorporated by reference to Exhibit 3b to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, File No. 0-994.

          5.1  Internal Revenue Service determination letter.

          23.1 Consent of Price Waterhouse LLP.

          23.2 Consent of Deloitte & Touche LLP.

          24.1 Powers of Attorney (see pp. II-3).

Item 9.   Undertakings.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each new post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (d) The Company hereby undertakes to submit the Northwest Natural Gas Company Retirement K Savings Plan (the "Plan") and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner, and to make all changes required by the IRS in order to qualify the Plan.

                               POWERS OF ATTORNEY

     Each director and/or officer of the registrant whose signature appears below hereby appoints Bruce R. DeBolt and C. J. Rue, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on February 26, 1998.

                                 NORTHWEST NATURAL GAS COMPANY


                                 By  BRUCE R. DeBOLT
                                     -------------------------------------------
                                   Bruce R. DeBolt, Senior Vice
                                   President and Chief Financial
                                   Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 26, 1998.

Signature                                    Title

RICHARD G. REITEN                            President and Chief Executive
---------------------------------            Officer and Director
Richard G. Reiten                            (Principal Executive Officer)


BRUCE R. DeBOLT                              Senior Vice President, Finance,
---------------------------------            and Chief Financial Officer
Bruce R. DeBolt                              (Principal Financial Officer)


D. JAMES WILSON                              Treasurer and Controller
---------------------------------            Principal Accounting Officer
D. James Wilson

MARY ARNSTAD                                 Director
---------------------------------
Mary Arnstad


THOMAS E. DEWEY, JR.                         Director
---------------------------------
Thomas E. Dewey, Jr.


TOD R. HAMACHEK                              Director
---------------------------------
Tod R. Hamachek


RICHARD B. KELLER                            Director
---------------------------------
Richard B. Keller


WAYNE D. KUNI                                Director
---------------------------------
Wayne D. Kuni


                                             Director
---------------------------------
Randall C. Pape


ROBERT L. RIDGLEY                            Director
---------------------------------
Robert L. Ridgley


DWIGHT A. SANGREY                            Director
---------------------------------
Dwight A. Sangrey


MELODY C. TEPPOLA                            Director
---------------------------------
Melody C. Teppola


RUSSELL F. TROMLEY                           Director
---------------------------------
Russell F. Tromley


BENJAMIN R. WHITELEY                         Director
---------------------------------
Benjamin R. Whiteley

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on February 26, 1998.


                                 NORTHWEST NATURAL GAS COMPANY
                                 RETIREMENT K SAVINGS PLAN


                                 By  C. J. RUE
                                     -------------------------------------------
                                     C. J. Rue

                                  EXHIBIT INDEX


Exhibit
Number         Document Description
-------        --------------------

     4.1 Restated Articles of Incorporation of the Company. Incorporated by reference to Exhibit 3a to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, File No. 0-994.

     4.2 Bylaws of the Company. Incorporated by reference to Exhibit 3b to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, File No. 0-994.

     5.1       Internal Revenue Service determination letter.

    23.1       Consent of Price Waterhouse LLP.

    23.2       Consent of Deloitte & Touche LLP.

    24.1       Powers of Attorney (see pp. II-3).